                                                                 EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 333-57267, 333-57915, 333-60737, 333-64653, 333-68555 and 333-81121) of our
report, dated February 2, 2000 except as to Note 16 which is dated February 16, 2000, relating to the consolidated financial statements of The Dun & Bradstreet Corporation at December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and, which report is incorporated in this Annual Report on Form 10-K.


                                      /S/ PRICEWATERHOUSECOOPERS LLP

                                      New York, New York
                                      February 16, 2000